Exhibit  16.1

      (Logo Graphic Omitted)
   Bateman & Co., Inc., P.C.
  Certified Public Accountants


                                                            5 Briardale Court
                                                      Houston, Texas 77027-2904
                                                              (713) 552-9800

                                                            FAX (713) 552-9700

                                                         www.batemanhouston.com


August 19, 2005


By Fax and Regular Mail:
SEC - Office of the Chief Accountant
Attn:     SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW Washington, DC 20549


By E-mail and Regular Mail:
Mr. M. H. McIlvain
President
Golden Chief Resources, Inc.
896 N. Mill Street, Suite 203
Lewisville, Texas 75057


Ladies/Gentlemen:

We were previously principal accountants for Golden Chief Resources, Inc., (Commission File Number 0-12809), and we issued our report dated June 30, 2005 on the financial statements of Golden Chief Resources, Inc. as of September 30, 2004 and for the year then ended.

We have read the Form 8-K dated August 17, 2005, and we concur with the information shown therein, except that our report dated June 30, 2005 did contain a "going concern" paragraph concerning an uncertainty, the ability of the company to survive as a going concern.

We confirm we had no disagreements with Golden Chief Resources, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ending September 30, 2004.


                                                Very truly yours,

                                                /s/  Bateman & Co., Inc. P.C.



GoldenChief.2004.09.B18.Auditor Termination Ltr SEC.doc


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